Patent License Agreement

This Agreement is made as of the first day of May, 2005 (Effective Date) by and between EHP Products, Inc., a Kentucky Corporation having a principal address of P.O. Box 2027, Mt. Pleasant, South Carolina 29465 (hereinafter referred to as "LICENSOR") and Imagenetix, Inc., a California corporation having a principal address of 16935 W. Bernardo Drive #101, San Diego, CA 92127 (hereinafter referred to as "LICENSEE");

WHEREAS, LICENSOR represents that it owns all right, title and interest in and to and has the right to grant licenses under the invention set forth in U.S. Patent 5,569,676 to Diehl (hereinafter "PATENT RIGHTS"); and

WHEREAS, LICENSEE wishes to obtain a non-exclusive worldwide license under said PATENT RIGHTS upon the terms and conditions hereinafter set forth;

NOW THEREFORE in consideration of the premises and the faithful performance of the mutual covenants herein contained, it is agreed as follows:

1. DEFINITIONS

(a) "PATENT RIGHTS" shall mean U.S. and foreign patents or divisionals, continuations, reissues, patents of addition or extensions thereof issued and any patent applications pending in the United States of America and any foreign country relating to the Cetyl Myristoleate, including U.S. Patent 5,569,676 to Harry W. Diehl.

(b) "LICENSED PRODUCTS" shall mean any pill, tablet, capsule caplet, powder, lotion, liniment or other product incorporating an amount of cetyl myristoleate.

(c) "TRANSFER" shall mean any sale, lease, rental or other commercial disposition, with or without consideration, to any Party.

2. GRANT

(a) LICENSOR hereby grants to LICENSEE, during the term of this Agreement, a non-exclusive worldwide license to make, use and sell LICENSED PRODUCTS under the PATENT RIGHTS. LICENSOR covenants not to sue any customer of LICENSEE under any right based upon the PATENT RIGHTS for any use or sale for which a license is granted LICENSEE under this Agreement and for which LICENSEE pays the royalties required pursuant to this Agreement.

3. ROYALTY

(a) LICENSEE shall pay to LICENSOR a non-refundable royalty at the rate of three thousand dollars per month ($3,000.00), commencing May 1, 2005, for a period of

forty-eight consecutive months, for the sale of LICENSED PRODUCTS TRANSFERRED by or for LICENSEE in the United State and throughout the world. Each payment shall be due on the first calendar day for the month for which payment is due.

(b) If any royalty to be paid by LICENSEE under this Agreement becomes delinquent, it shall bear interest at 10.0% compounded annually until paid in full with the interest. If this interest rate is found to be illegal, the interest will be compounded annually and will accrue at the highest annual rate allowed under applicable law at the time the outstanding amount becomes delinquent.

(c) LICENSOR reserves the right to abrogate this agreement in the event of non-payment of monthly patent license fees. Non-payment of license fees is defined as non-payment of fees due LICENSOR by the first calendar day of the month following the month for which fees are not paid. Example: Fees due on June 1, 2006 for the month of June, 2006 not received by July 1, 2006 would activate LICENSOR's right to abrogate the agreement. LICENSOR shall notify LICENSEE by e-mail on the fifteenth calendar day after a payment due if it has not been received. In the event a payment due has not been received by the last calendar day of the month in which due, LICENSOR shall notify LICENSEE by certified U.S. Postal Service mail of non-receipt of payment and of EHP's intentions with regard to exercising its rights under this letter.

(d) In the event LICENSOR exercises its right to abrogate this agreement for non-payment of fees, LICENSOR is free to exercise its rights under U.S. Patent 5,569,676 against any customer of Imagenetix selling cetyl myristoleate-containing products which may have infringed upon LICENSOR's patent.

(e) While said payments are maintained in current status, LICENSOR agrees not to pursue patent infringement processes against LICENSEE or customers of LICENSEE for selling products containing cetyle myristoleate for any period preceding the Effective Date of this agreement, and in the future for such period as patent royalty fees are paid on a timely basis in accordance with this Patent License Agreement.

4. ASSIGNMENT OF PATENT RIGHTS

(a) Following receipt of forty-eight said payments of $3,000.00 each, LICENSOR agrees to convey ownership of U.S. Patent 5,569,676 to LICENSEE. LICENSOR agrees to complete all necessary forms and requirements of the U.S. Patent and Trademark Office to facilitate transfer of ownership to Imagenetix immediately after receipt of the forty-eighth payment due under this Patent License Agreement.

5. OBLIGATION OF LICENSOR

(a) LICENSOR shall pay all costs and fees required to obtain and maintain the PATENT RIGHTS.

6. OBLIGATIONS OF LICENSEE

(a) LICENSEE shall use its best efforts to exploit the licensed PATENT RIGHTS to manufacture, use, offer for sale and TRANSFER LICENSED PRODUCTS.

(b) LICENSEE shall be responsible for obtaining, at its cost, any permits, licenses, authorizations or approvals required or necessary by any government or any other entity to manufacture, use, offer for sale or TRANSFER any LICENSED PRODUCT.

(c) LICENSEE may mark LICENSED PRODUCTS made by or on behalf of LICENSEE with the notice "U.S. Patent No. 5,569,676" and may use the patent number in advertisements. LICENSEE agrees to mark each container bearing LICENSED PRODUCTS with a label clearly and accurately stating the amount of cetyl myristoleate per unit of delivery (e.g. per tablet; per capsule, etc.).

(d) LICENSEE agrees to provide one bottle of LICENSED PRODUCTS at no charge every six months upon request to LICENSOR for quality control testing at LICENSOR'S expense if LICENSOR desires to undertake such testing from time-to-time.

(e) LICENSEE agrees that it will not, without LICENSOR'S express written permission (1) use any LICENSOR owned tradename, trademark, trade device, service mark, symbol, or other identification or any abbreviation, contraction, or simulation thereof, or (2) represent directly or indirectly that any product or service of LICENSEE is a product or service of LICENSOR. However, LICENSEE may, if desired, mark LICENSED PRODUCTS with a notice that such products are marketed under a license from LICENSOR.

(f) LICENSEE hereby acknowledges the validity and enforceability of the PATENT RIGHTS including U.S. Patent 5,569,676.

(g) LICENSEE agrees to obtain and maintain in force a product liability insurance policy from a reputable insurance company naming LICENSOR, at no expense to LICENSOR, as co-insured. The policy will provide coverage of at least $1,000,000.00 per occurrence. LICENSEE shall provide a copy of the face sheet of said insurance policy to LICENSOR not later than thirty days after the Effective Date of this Agreement.

7. TERM AND TERMINATION

(a) The term of this Agreement shall be for the life of the last to expire of the issued patents included in the PATENT RIGHTS.

(b) The parties may mutually agree in writing to terminate this Agreement, and all rights and licenses granted under this Agreement at any time.

(c) LICENSOR, at its option, may immediately terminate this Agreement and all rights and licenses granted under this Agreement if LICENSEE defaults in the performance of any material obligation and if the default has not been remedied within thirty (30) days after written notice to LICENSEE describing the default.

LICENSEE'S failure to pay when due any amount payable under this Agreement shall constitute a default in the performance of a material obligation of this Agreement.

(d) LICENSOR, at its option may immediately terminate this Agreement and all rights and licenses granted under this Agreement (1) upon the liquidation or dissolution of LICENSEE, or (2) if LICENSEE ceases to be actively engaged in business or financially capable of fulfilling its obligations under this Agreement.

(e) Within thirty (30) days after any termination of this Agreement, LICENSEE must pay all royalties accrued up to the date of termination and provide an accounting for the final period.

(f) Notwithstanding any contrary provision of this Agreement, LICENSEE shall have the right of a period of one hundred eighty (180) days to dispose of any LICENSED PRODUCTS (including in-process products) in its possession or control at the date of termination. However, LICENSEE must make all royalty payments relating to such LICENSED PRODUCTS as otherwise required by this Agreement. Within thirty (30) days after any termination, the LICENSEE shall provide LICENSOR with a report of LICENSEES'S current inventory of LICENSED PRODUCTS as of the date of termination.

8. REPRESENTATION AND DISCLAIMER OF WARRANTIES

(a) LICENSOR represents that it is the sole owner of the PATENT RIGHTS, the LICENSOR has not granted any other entity any right or license under the PATENT RIGHTS that would interfere with the granting of the non-exclusive license under this Agreement.

(b) LICENSOR makes no warranty or representation that LICENSEE can successfully use the PATENT RIGHTS to manufacture or sell LICENSED PRODUCTS.

(c) LICENSEE acknowledges that this Agreement grants LICENSEE a limited license under the PATENT RIGHTS and LICENSOR makes no representations that any LICENSED PRODUCT will not infringe intellectual property rights of any third Party.

(d) In no event shall LICENSOR be liable to LICENSEE or any third party for direct, indirect, consequential, incidental or punitive damages, lost profits or lost savings, resulting from any defect in or use of any LICENSED PRODUCT. In no event shall LICENSOR be liable to LICENSEE for indirect, consequential, incidental or punitive damages, lost profits or lost savings for any breach of this Agreement.

(e) LICENSEE agrees to indemnify, defend and hold harmless LICENSOR, and each of its employees and agents, from and against any and all liabilities, costs, expenses, damages, losses, actions, causes of action and the like arising from or relating to (directly or indirectly) any determination that LICENSOR is liable for any direct, indirect, consequential, incidental or punitive damages or lost profits or lost savings resulting from any manufacture, marketing, TRANSFER or use of or

defect in any LICENSED PRODUCTS. The indemnification required by this paragraph shall include the payment of all attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any threatened or actual legal action.

9. GENERAL TERMS AND CONDITIONS

(a) All disputes between the Parties concerning the terms and conditions of this Agreement and involving less than $50,000.00 shall be subject to expedited binding arbitration outside of the American Arbitration Association ("AAA") before an attorney or expert who is knowledgeable and experienced in the patent field, and who is selected by mutual agreement of the parties. A party shall commence arbitration by delivering written notice to the other party. If the parties fail to agree on an arbitrator within thirty (30) days after notice of a commencement of arbitration is delivered, arbitration shall be by the AAA, subject to the rules of the AAA then in effect, except that, in any case, the arbitrator shall provide for discovery in accordance with the Federal Rules of Civil Procedure and Federal Rules of Evidence for a period of 120 days following the selection of the arbitrator. Questions relating to such discovery shall be determined by the arbitrator. Until a determination is made in the arbitration, each party shall share equally in the payment of the expenses of the arbitration, and LICENSEE shall continue to pay to LICENSOR all royalties required by the Agreement. Judgment upon the award rendered in any arbitration may be entered in any court having jurisdiction of the matter.

(b) If any arbitration, litigation or other legal proceeding occurs between the parties relating to this Agreement, each party shall be responsible for of its costs and expenses, including attorney's fees, incurred in the proceeding.

(c) This Agreement does not constitute a partnership agreement nor does it create a joint venture or agency relationship between the parties. Neither party shall hold itself out contrary to the terms of this paragraph. It is specifically understood that each party is an independent contractor and shall not be considered an employee, agent or consultant of the other party. Neither party shall be liable for the representations, acts or omissions of the other party contrary to the terms of this Agreement.

(d) Unless otherwise provided for in this Agreement, all notices or other communications required or permitted under this Agreement must be in writing and either personally delivered or sent in any fashion that provides written proof of actual delivery by a third party. The effective date of delivery shall be considered to be the next business day after actual delivery until written notice to the contrary is given, the addresses of the parties are as shown on the front page of this Agreement.

(e) No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against who the waiver,

amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy. No waiver of any provision, condition or breach of this Agreement shall be construed as a waiver of any other provision, condition or breach.

(f) This Agreement is binding upon and inures to the benefit of the successors and assigns of the parties. However, without the prior written consent of LICENSOR (which consent shall not be ~~reasonably~~ unreasonably withheld), LICENSEE may not assign or transfer its rights or obligations under this Agreement whether by (1) assignment or contract; (2) transfer by operation of law; or (3) transfer of a majority ownership interest in LICENSEE to another party, or merger of its equity, assets, or operations with another party in a manner such that the other party succeeds or would succeed to rights under this Agreement by operation of law or contract.

(g) The section headings of this Agreement are intended as a convenience only and shall not be used to interpret its provisions. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.

(h) The parties have reviewed this Agreement and have either had this Agreement reviewed by legal counsel or declined to do so. Accordingly, no rule of preferential interpretation for the non-drafting party shall be applied to this Agreement.

(i) If any provision of this Agreement is finally held by a court or arbitration panel of competent jurisdiction to be unlawful, the remaining provision of this Agreement shall remain in full force and effect to the extent that the intent of the parties can be enforced.

(j) The validity construction and performance of this Agreement is governed by the laws of ~~Kentucky~~ SOUTH CAROLINA. Suit or arbitration with respect to this Agreement may be brought only in ~~Kentucky~~ SOUTH CAROLINA. The parties agree to submit to personal jurisdiction in ~~Kentucky~~. SOUTH CAROLINA.

(k) The parties agree to execute any and all agreements and documents in connection with this Agreement in order to complete and fulfill the terms of this Agreement.

(l) The persons executing this Agreement warrant that they have the right, power, legal capacity and appropriate authority to enter into this Agreement on behalf of the party for which they have signed below.

(m) The parties shall be free to publicize the existence of this Agreement after its Effective Date. However, each party shall use its best efforts not to disclose specific clauses (particularly those clauses relating to payment of license fees (royalties) to any third party during the term of this Agreement, except as required by law or by governmental regulation, requirement or order or as may be required to establish its rights under this Agreement.

(n) For the convenience of the parties, this Agreement may be executed in multiple counterparts. Each party shall deliver to every other party a signed original of the counterpart executed by such party. Each party's signature page to a counterpart may be appended to any other counterpart to produce a complete document with

all signatures. Each executed counterpart shall be considered an original of one and the same agreement if each party has executed at least one counterpart.

(o) The Effective Date of this Agreement shall be the date indicated on the front page of this Agreement.

(p) This Agreement, including all referenced attachments, constitutes the complete and final Agreement between the parties and supersedes all prior negotiations, agreements and understandings between the parties concerning its subject matter.

AGREED

LICENSOR:
EHP Products, Inc.
P.O. Box 2028
Mt. Pleasant, SC 29465

Elaine Parrish
President

LICENSEE:
Imagenetix, Inc.
16935 W. Bernardo Drive., #101
San Diego, CA 92127

William Spencer
President

Terms of the Patent

Once a patent is granted, the owner has the right to limit who may practice the invention. The owner may practice the invention himself or herself, or may authorize another to do so by granting a license, generally in return for a negotiated fee. Under WARF's inventor contract, the inventor assigns the patent to WARF, which then becomes the patent owner. WARF earns money for the inventors and UW-Madison by licensing the invention to a company that commercializes the invention.

Occasionally, someone infringes a patent by practicing the invention without the permission of the inventor. All patent infringement negotiations and litigation are managed by WARF.

As a result of a 1995 change in U.S. patent law, the life of a utility patent is now 20 years from the filing date of the application (for applications filed on or after June 8, 1995). This change harmonizes U.S. patent law with that of most of the rest of the world. Formerly, a U.S. patent had a life of 17 years from the date of issuance. WARF patents and applications filed prior to June 8, 1995, have the advantage of having a life that is the longer of the two periods.